EXHIBIT 21


SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT


At February 29, 1996, consolidated, directly or indirectly, significant wholly-owned subsidiaries of Blount International, Inc. were as follows:

NAME OF                                        PLACE OF
SUBSIDIARY                                     INCORPORATION
- ----------                                     -------------

Blount, Inc.                                   Delaware

   BI Holdings Corp.                           Delaware

      Blount Holdings, Ltd.                    Canada

         Blount Canada, Ltd.                   Canada

      Blount Europe, SA                        Belgium

      Blount Japan, Inc.                       Japan

      Blount Industrial de Correntes LTDA      Brazil

   Omark Properties, Inc.                      Oregon

   Dixon Industries, Inc.                      Kansas

   Gear Products, Inc.                         Oklahoma

   Simmons Outdoor Corporation                 Delaware

   CTR Manufacturing, Inc.                     North Carolina

The names of particular subsidiaries have been omitted because when considered in the aggregate or as a single subsidiary they would not constitute a significant subsidiary as of February 29, 1996.